Exhibit 10.9

                                    EXHIBIT A


$25,000.00                                                     September 5, 2001



         FOR VALUE RECEIVED, David Fleming, an individual ("Fleming"), promises to pay to the order of iVideoNow, Inc. (the "Seller"), at 17327 Ventura Boulevard, Suite 200, Encino, California 91316, or at such other place as the Seller may from time to time designate in writing, the sum of Twenty-Five Thousand Dollars ($25,000), payable on December 31, 2006, together with interest from the date hereof at the rate of eight percent (8%) per annum on the unpaid portion of this Note.

         To secure the payment of this Note and the indebtedness evidenced hereby, Fleming has pledged certificates representing One Thousand (1,000) shares of the common stock of DXF, Inc., a California corporation, which shares are held as a security for this Note pursuant to the terms of an Agreement of Sale by and between the parties hereto, dated August 31, 2001 ("Agreement"), and pursuant to the terms of an escrow agreement by and between the parties hereto.

         The liability of Fleming to pay this Note is limited to the shares held in escrow as security for payment of this Note, and in no event shall Fleming be liable for any deficiency resulting from the sale of such shares or the liquidation of DXF, Inc., nor shall any action or proceeding be brought against Fleming to recover judgment against Fleming upon any unpaid balance of this Note.

         Fleming shall have the right to prepay the unpaid principal in whole or in part at any time at its option, without penalty or payment of interest beyond the day of any such prepayment.

         The Seller, its successors and assigns, may declare the entire unpaid principal amount of this Note and accrued interest thereon immediately due and payable in the event that Fleming defaults in the payment of principal or interest under this Note, and such default remains uncured for five (5) days after written notice thereof, to Fleming in accordance with the notice provisions contained in paragraph 16 of the Agreement.

                                                David Fleming


                                                By: /s/ David Fleming
                                                    ------------------
                                                    David Fleming






                                      A-1